Exhibit 10.4

NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES REGULATIONS, AND, ACCORDINGLY, MAY NOT BE SOLD, OFFERED FOR SALE OR PLEDGED AS SECURITY IN THE ABSENCE OF SUCH REGISTRATION WITHOUT RELIANCE ON AN EXEMPTION UNDER THE SECURITIES ACT AND COMPLIANCE WITH APPLICABLE STATE SECURITIES REGULATIONS. THIS SECURITY AND THE SECURITIES ISSUABLE UPON CONVERSION OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN FROM AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT OR OTHER LOAN SECURED BY SUCH SECURITIES.

THIS NOTE HAS BEEN ISSUED WITH ORIGINAL ISSUE DISCOUNT (“OID”). PURSUANT TO TREASURY REGULATION §1.1275-3(b)(1), BHASKAR PANIGRAHI, A REPRESENTATIVE OF THE COMPANY WILL, BEGINNING TEN DAYS AFTER THE ISSUANCE DATE OF THIS NOTE, PROMPTLY MAKE AVAILABLE TO THE HOLDER UPON REQUEST THE INFORMATION DESCRIBED IN TREASURY REGULATION §1.1275-3(b)(1)(i). BHASKAR PANIGRAHI MAY BE

REACHED AT (617) 395-1333, Bhaskar@connectm.com.

SENIOR SECURED CONVERTIBLE PROMISSORY NOTE (TWO-B)

DUE OCTOBER 13, 2027

Issued on: October 13, 2026	Principal Amount: $1,388,888.89

Purchase Price: $1,250,000.00

This Senior Secured Convertible Promissory Note is duly authorized and validly issued on the date set forth above (such date, regardless of any transfers of any Note and regardless of the number of instruments which may be issued to evidence such Note, being the “Original Issue Date”) by ConnectM Technology Solutions, Inc., a Delaware corporation, (together with any successors and, if permitted, assigns, the “Company”), designated as its Senior Secured Convertible Promissory Note due October 13, 2027 (this “Note”), and issued and sold by the Company pursuant to the Securities Purchase Agreement, dated as of August 31, 2026, by and among the Company, the other Company Parties and Ascent Partners Fund LLC (together with its successors and registered assigns, the “Holder”), a Delaware limited liability company (as amended, supplemented or restated from time to time, the “Purchase Agreement”; capitalized terms used but not otherwise defined herein are used as defined in the Purchase Agreement on the date hereof, including by reference to definitions in other Transaction Documents in Schedule II thereof, with such amendments as may be acceptable to the Holder in its sole discretion). This Note is entered into pursuant to the Purchase Agreement and is subject to the terms and conditions thereof.

FOR VALUE RECEIVED, the Company promises to pay to the order of the Holder the principal amount first written above on October 13, 2027 (the “Maturity Date”) in full in cash (subject to the conversion provisions hereof) or on such earlier date as this Note is required or permitted to be repaid as provided hereunder, in each case together with all accrued but unpaid interest thereon and all other Obligations and otherwise to pay interest to the Holder on the aggregate unconverted and then outstanding principal amount of this Note and such other Obligations in accordance with the provisions hereof. Amounts repaid will not be advanced again. Notwithstanding the foregoing, the Maturity Date shall automatically be accelerated to the thirtieth (30th) day following the Lock Up Termination Date (as defined below).

“Lock Up Termination Date” means the date the lock up period set forth in Section 2.2 of the Share Swap Agreement (as defined below) ends in respect of the 160,000,000 equity shares of Blue Cloud Softech Solutions Limited issued to the Company pursuant to the terms thereof (collectively, the “Blue Cloud Shares”).

“Share Swap Agreement” means that certain Share Swap Agreement, dated April 6, 2026, between Blue Cloud Softech Solutions Limited, the Company and AstraBridge Inc.

This Note is subject to the following additional provisions:

SECTION 1.          REPAYMENT

a)             Amortization of Principal. Commencing on the earlier to occur of (i) the Listing Event or (ii) the date on which the Blue Cloud Shares are freely tradeable without restriction (no later than February 28, 2027) and continuing on the first day of each calendar month thereafter (each an “Amortization Payment Date”), the Company shall pay in full the portion of the principal amount of this Note set forth on Schedule 2 opposite such date (each, an “Amortization Payment”). Each Amortization Payment may, at the option of the Company but subject to the satisfaction of the Equity Payment Conditions on the date of such Amortization Payment (or due waiver by the Holder), be made instead of cash, in Common Stock valued at the Amortization Price on the date of such payment (together with any other share of Common Stock issued upon any conversion, redemption, or amortization of this Note, and shares of Common Stock issued and issuable in lieu of the cash payment of interest on this Note in accordance with the terms of this Note, the “Conversion Shares”). In addition, the Company shall pay in full on the Maturity Date all remaining Obligations then outstanding. “Amortization Price” means, as of any date, the lower of (i) the Conversion Price on such date and (ii) 95% of the lowest VWAP in the ten (10) trading days prior to such date.

“Equity Payment Conditions” means, as of any date, (a) no Default or Event of Default is continuing, (b) the Common Stock is trading on its Principal Trading Market and all of the Conversion Shares are listed or quoted for trading in such Principal Trading Market and comply with all of the conditions for such listing or quotations (and the Company reasonably believes that trading of the Common Stock on such Principal Trading Market will continue uninterrupted, and shall continue to comply with the conditions for listing or quotation for trading in such Principal Trading Market, for the 180 days following such date), (c) the Company has timely filed (or obtained extensions in respect thereof and filed within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act and the Company has met the current public information requirements of clause (c) of Rule 144 as of the end of the period in question, (d) the average daily dollar trading volume of the Common Stock for the twenty (20) full trading days preceding such date exceeds at least 10% of the initial principal amount of this Note, (e) the Common Stock is DWAC Eligible, (f) the issuance price of the Common Stock exceeds both the Amortization Floor Price and the lowest floor allowed by such Principal Trading Market, (g) the Common Stock does not constitute “penny stock” under and as defined in the Exchange Act and the corresponding Regulation, and (h) all Conversion Shares are freely tradeable and registered under the Securities Act for unrestricted resale.

“Amortization Floor Price” means a price of $1.00 per share of Common Stock. “VWAP” means, for or as of any date for any Security, the following:

(i)             the dollar volume-weighted average price for such Security on the Principal Trading Market for such Security during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg through its “VWAP” function; or

(ii)            if Bloomberg does not report such a price, the dollar volume-weighted average price of such Security in the over-the-counter market on the electronic bulletin board for such Security during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg; or

(iii)           if no dollar volume-weighted average price is reported for such Security by Bloomberg for such hours, the average of the highest Closing Bid Price and the lowest Closing Sale Price of any of the market makers for such Security on such date as reported in the “pink sheets” by OTC Markets Group Inc. (formerly Pink Sheets LLC); or

(iv)          if the VWAP cannot be calculated for such Security on such date on any of the foregoing bases, the VWAP of such Security on such date shall be the fair market value as mutually determined by the Company and the Holder.

“Closing Bid Price” and “Closing Sale Price” means, for any Security as of any date:

(a)	the last closing bid price and last closing trade price, respectively, for such Security on the Principal Trading Market for such Security, as reported by Bloomberg; or

(b)	if such Principal Trading Market begins to operate on an extended hours basis and does not designate the closing bid price or the closing trade price (as the case may be), then the last bid price or last trade price, respectively, of such Security prior to 4:00:00 p.m., New York time, as reported by Bloomberg; or

(c)	if such Security no longer trades on its Principal Trading Market, then the last closing bid price or last trade price, respectively, of such Security on the principal Trading Market where such Security is listed or traded as reported by Bloomberg; or

(d)	if such Security no longer trades on a Trading Market, the last closing bid price or last trade price, respectively, of such Security in the over-the-counter market on the electronic bulletin board for such Security as reported by Bloomberg; or

(e)	if no closing bid price or last trade price, respectively, is reported for such Security by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for such Security as reported in the “pink sheets” by OTC Markets Group Inc. (formerly Pink Sheets LLC); or

(f)	if the “Closing Bid Price” or the “Closing Sale Price” cannot be calculated for a Security on a particular date based on the foregoing, the “Closing Bid Price” and the “Closing Sale Price” of such Security on such date shall be the fair market value as mutually determined by the Company and the Holder; or

(g)	if the Company and the Holder are unable to agree upon the fair market value of such Security, then such dispute shall be resolved, and such fair market value (and therefore the “Closing Bid Price” and “Closing Sale Price”) shall be determined, in accordance with the procedures set forth in Section 6(d).

All such determinations shall be appropriately adjusted for any stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions during such period.

b)             Mandatory Prepayments. On the next business day following any Company Party or any Subsidiary of any Company Party consummating any public or private offering or any other issuance of any Capital Stock or any other issuance of any Capital Stock (other than any issuance of Common Stock to the general public), Stock Equivalents or of any other Securities or Indebtedness (including entering into any Equity Line of Credit or issuing any Variable-Priced Equity-Linked Instrument) or any other debt or equity financing or capital-raising transaction of any kind; including, without limitation, any sale or disposition of the Blue Cloud Share (each a “Subsequent Offering”) on any date other than the Maturity Date, the Company shall, subject to the Holder’s conversion rights set forth herein, pay to the Holder in cash an amount equal to 100% of the net proceeds of such Subsequent Offering to repay the Obligations (a “Mandatory Prepayment Amount”). The Company shall provide notice to the Holder of the closing of such Subsequent Offering, including the expected net proceeds thereof, not later than the 10th day preceding the date of consummation of such Subsequent Offering, which notice shall be irrevocable and constitute an agreement to pay the Mandatory Prepayment Amount on the date of consummation of such Subsequent Offering. The Holder may continue to convert the principal amounts to be prepaid under this Note until the date of consummation of such Subsequent Offering; provided, that, if the Company does not provide such notice, in addition to all other remedies provided under the Transaction Documents for failure to comply with this Note, the Holder may convert the Note in the amount of such payment and, in its sole discretion, either return such payment or apply such payment to other outstanding Obligations, if any. In the event that the terms of the Subsequent Offering do not provide for the repayment in cash in full of all outstanding Obligations, the Holder may choose, in its sole discretion, to adjust the Conversion Price to match the price of the Common Stock issued or implied by such Subsequent Offering. This Section 1(b) is merely a requirement to redeem this Note and not an authorization to consummate any Subsequent Offering otherwise prohibited by the Transaction Documents.

c)	Voluntary Prepayments. So long as no Default or Event of Default exists, at any time upon ten

(10) business days’ prior written notice to the Holder (which notice shall be a Transaction Document and constitute an irrevocable agreement to pay such amount on the date set forth on such notice) stating the proposed date and proposed principal amount of such prepayment, but subject to the Holder’s conversion rights set forth herein, the Company may prepay any portion of the principal amount of this Note, any accrued and unpaid interest, and any other amounts due under this Note. If the Company exercises its right to prepay the Note, instead of such principal amount, the Company shall pay to the Holder in cash an amount equal to the full Optional Prepayment Amount for such principal amount prepaid. The Holder may continue to convert the principal amount of the Note to be prepaid after the date notice of the prepayment is given until the date it receives such Optional Prepayment Amount in full in cash.

“Optional Prepayment Amount” means, at any time with respect to any principal amount, the sum of (a) one hundred and ten percent (110%) of such principal amount and all accrued interest hereon outstanding as of such time (including any Minimum Interest Amount remaining outstanding on such principal amount as of such time) and (b) all other amounts, costs, fees (including all Late Fees and Late Delivery Fees), expenses, indemnification and liquidated and other damages and other amounts due to the Holder or any other Purchaser Party in respect of this Note or any other Transaction Document.

d)             Interest. The Company shall pay interest to the Holder on the aggregate then-outstanding principal amount of this Note (and the then-outstanding principal amount of any other Obligation owing that does not expressly provide for any other rate of interest, including any Obligation to deliver Securities), which shall accrue daily at the rate of ten percent (10%) per annum from the date this Note is issued (or in the case of any other Obligation, from the date such obligation becomes due and payable) through the date such principal amount or other Obligation is paid in full; provided, that the Minimum Interest Amount shall be fully earned and accrued on the Original Issue Date. Accrued interest shall replace and not add to the Minimum Interest Amount and all payments of such accrued interest shall cause a corresponding reduction in any remaining Minimum Interest Amount. Accrued and unpaid interest shall be due and payable on the first day of each calendar month, on each Conversion Date and on the Maturity Date, and as otherwise set forth herein. Any interest accrued and unpaid on any principal amount, and any remaining Minimum Interest Amount on such principal amount, shall be due and payable upon any repayment of such principal amount under this Note; provided, that, if such principal repayment is a regularly scheduled Amortization Payment set forth on Schedule 2, any remaining Minimum Interest Amount shall be due and be payable (until such remaining Minimum Interest Amount shall be fully paid) in the amounts and on the dates on which accrued interest would have been due if such Amortization Payments had not been made and interest had accrued on such principal. Subject to satisfaction (or due waiver by the Holder) of the Equity Payment Conditions on the date of such payment, interest (including any remaining Minimum Interest Amount) may be paid in Common Stock in the Company’s discretion at the Amortization Price. Upon an Event of Default, the interest rate set forth hereunder shall increase as provided in clause (e) below. The Minimum Interest Amount is intended to compensate the Holder for a lesser profit in case of early repayment and for the internal and external work and expenditure of time and money involved in the evaluation and preparation of the Transaction Documents and the consummation of the transactions contemplated thereunder. The Minimum Interest Amount is not to be construed to cover or be applied against any indemnity or any out-of-pocket fees, costs or expenses incurred in any action to collect any Obligation or to foreclose any Lien securing the same. This provision shall not affect or limit the Holder’s rights or remedies with respect to any Event of Default.

“Minimum Interest Amount” means 10% of the initial principal amount of this Note, which represents a full year of interest payments hereunder; provided, that such amount shall be reduced by the amount of interest accrued hereunder on the principal amount of this Note.

e)             Default Rate. Immediately on and after the occurrence of any Event of Default, without need for notice or demand all of which are waived, interest on this Note shall, in whole, automatically and without the need for any notice, demand or any other action by the Holder all of which are hereby waived, accrue and be owed daily at an increased interest rate equal to the lower of twenty-four percent (24%) per annum or the maximum rate permitted under applicable Regulations (the “Default Rate”). If an Event of Default (after giving effect to notice periods and grace periods) occurs, the Default Rate shall become effective as of the date the Default that because such Event of Default first occurred, without consideration for any notice provision or grace period.

f)              Late Fee. The Company shall pay a late fee (each a “Late Fee”) on any Obligation, including any Obligation to deliver any Security, that is not paid when due, in an amount equal to ten percent (10%) of such Obligation (which, in the case an Obligation to deliver a Security, shall be payable in Securities of the same type), to the person owed such Obligation. This Late Fee shall be due and payable immediately upon such failure. It is intended to cover the inconvenience and additional internal, administrative and other fees, costs and expenses involved in processing delinquent payments and is not to be construed to cover or be applied against any indemnity or any out-of-pocket fees, costs or expenses incurred in any action to collect any Obligation or to foreclose any Lien securing the same. This provision shall not affect or limit the Holder’s rights or remedies with respect to any Event of Default. This obligation to pay a Late Fee is a separate obligation and, once it has arisen hereunder, a failure to pay such Late Fee will not be cured implicitly by any waiver of any Event of Default or similar event that may have caused the payment that gave rise to such Late Fee.

g)             Calculations and Payment Provisions. All payments made to the Holder and the other Purchaser Parties under any Transaction Document, except as otherwise expressly provided in any Transaction Document, shall be made in cash, which shall mean in immediately available dollars and without set off or counterclaim. Interest and fees owing to any of them shall be calculated on the basis of a 360-day year consisting of twelve thirty (30)-day periods, for the actual number of days occurring, in whole or in part, in the applicable period. The Holder shall have the option to refuse or accept, in their sole discretion, any payment to the Holder or any other Purchaser Party attempted to be made without a required notice, without a required Optional Prepayment Amount, a Minimum Interest Amount or a required fee. The Holder may, in its sole discretion, apply or recharacterize any payment made under any Transaction Document to the payment of any outstanding Obligation, regardless of the intended characterization thereof by any Company Party, including by recharacterizing a payment of principal as a payment of an Optional Prepayment Amount, a Minimum Interest Amount or a required fee, even if this characterization results in a smaller payment of principal. The Company hereby irrevocably waives the right to direct the application of any payment (or, after any Event of Default, any proceeds of Collateral) to any Obligation. Whenever any payment under any Transaction Document shall be stated to be due on a day other than a business day, such payment shall be due on the next succeeding business day, including for purposes of the calculation of interest and fees. Any payment of any Obligation to the Holder or any other Purchaser Party, and any delivery of any Security under any Transaction Document to the Holder or any other Purchaser Party, received after 3 p.m. on any day shall be deemed received (i) on the next business day, in the case of any such payment and (ii) on the next trading day, in the case of any such delivery. Each determination by the Holder of an amount of interest or fee due hereunder shall be conclusive and binding for all purposes, absent manifest error.

SECTION 2.          CONVERSION

a)             Voluntary Conversion. At any time after the Original Issue Date, all Obligations with respect to this Note shall be convertible, in whole or in part, into shares of Common Stock at the option of the Holder, in its sole discretion, at any time and from time to time (subject to the conversion limitations set forth in Section 2(d) (Beneficial Ownership Limitation). Notwithstanding the foregoing, following the date of the Listing Event, the Holder shall not be entitled to convert the Obligations of this Note pursuant to this Section 2(a). For the avoidance of doubt, it is understood that if the Listing Event does not occur all Obligations with respect to this Note shall remain convertible pursuant to this Section 2(a). The Holder shall effect conversions by delivering to the Company a conversion notice, the form of which is attached hereto as Annex A (each, a “Conversion Notice”), specifying therein the amount of such Obligations to be converted and the date on which such conversion must be effected (such date, the “Conversion Date”). If no Conversion Date is specified in a Conversion Notice, the Conversion Date shall be the date that such Conversion Notice is deemed delivered hereunder. The form Conversion Notice attached hereto as Annex A sets forth the totality of the procedures required of the Holder in order to convert this Note. Without limiting the foregoing, no ink-original Conversion Notice shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Conversion Notice form be required in order to convert this Note. No additional document (including legal opinion), other information or instructions shall be required of the Holder to convert the Note. The Company shall honor conversions of the Note and shall deliver the Common Stock on the Conversion Date in accordance with the terms, conditions and time periods set forth in this Note and the other Transaction Documents. To effect conversions hereunder, the Holder shall not be required to physically surrender this Note to the Company unless the entire principal amount of this Note, plus all accrued and unpaid interest thereon, has been converted. Conversions hereunder shall have the effect of lowering the outstanding principal amount of this Note by an amount equal to the applicable conversion. The Holder and the Company shall maintain a conversion schedule in the form, and containing at a minimum the information shown on, Schedule 1, and showing historically, among other things, the principal amounts converted and the date of such conversions. The Company may deliver an objection to any Conversion Notice within one (1) business day of delivery of such Conversion Notice. In the event of any dispute or discrepancy, the records of the Holder shall be controlling and determinative in the absence of manifest error.

b)             Conversion Price. The conversion price in effect on any Conversion Date shall be equal to the lower of (i) $4.5885 and (ii) if the applicable Conversion Notice was delivered during the continuation of a Default or Event of Default, 95% of the lowest VWAP of the Common Stock during the period lasting five (5) consecutive trading days and ending on, and including, the trading day immediately preceding the date of such delivery (the “Conversion Price”). The price set forth in clause (i) of the definition of “Conversion Price”, along with the resulting price set forth in clause (i) of the definition of “Amortization Price”, will be proportionately adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction that decreases or increases the number of shares of Common Stock issued to ensure that, in the case of the Conversion Price, the percentage of shares of Common Stock received by the Holder upon full conversion at the Conversion Price and, in each case, that the percentage of the value of the Company allocated to such Common Stock, both remain unchanged by any such transaction. Any reference herein to an adjustment of the Conversion Price or the Amortization Floor Price shall mean an adjustment to such clauses. Upon such adjustment, the Conversion Price and the Amortization Floor Price shall be rounded down to the nearest $0.01.

c)	Mechanics of Conversion.

i.              Conversion Shares Issuable Upon Conversion of Principal Amount. The number of Conversion Shares issuable upon a conversion hereunder shall be determined by the quotient obtained by dividing (x) the Obligations to be converted by (y) the Conversion Price.

ii.             Delivery of Certificate Upon Conversion. Not later than one (1) trading day after each Conversion Date (the “Share Delivery Deadline”), the Company shall deliver, or cause to be delivered, to the Holder a certificate or certificates representing the Conversion Shares which, on or after the date on which such Conversion Shares are eligible to be sold under Rule 144 without the need for current public information and the Company has received an opinion of counsel to such effect, which such opinion must be acceptable to the Holder in its sole and absolute discretion (which opinion the Company shall be responsible for obtaining at its sole cost and expense) shall be free of restrictive legends and trading restrictions, representing the number of Conversion Shares being acquired upon the conversion of this Note. If requested by the Holder in its sole discretion, the Company shall pay any available rush or expedited delivery fee to ensure faster processing or faster delivery of any such certificate. Each certificate required to be delivered by the Company under this Section 2(c) shall be delivered electronically through DTC or another established clearing corporation performing similar functions. If the Conversion Date is prior to the date on which such Conversion Shares are eligible to be sold under Rule 144 without the need for current public information, or there is no registration statement in effect covering the Conversion Shares, the Conversion Shares shall bear a restrictive legend in the following form, as appropriate:

“THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES REGULATIONS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.”

Notwithstanding the foregoing, commencing on such date that the Conversion Shares are eligible for sale under Rule 144 subject to current public information requirements, the Company, upon request by the Holder and at the sole cost and expense of the Company, shall obtain a legal opinion that is acceptable to the Holder in its sole and absolute discretion, to allow for such sales under Rule 144.

iii.            Reservation of Conversion Shares. The Company covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock a number of shares at least equal the Reserve Amount for the sole purpose of issuance of Issuable Securities to the Holder under and as provided in the Transaction Documents, free from preemptive rights or any other actual contingent purchase rights of persons other than such Holder and such other holders. The Company covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly authorized, validly issued, fully paid and nonassessable. The Company shall calculate and readjust the Reserve Amount on the first business day of each month so long as any Purchased Security remains outstanding.

iv.            Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the conversion of this Note. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such conversion, the Company shall at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Conversion Price or round up to the next whole share.

v.             Transfer Taxes and Expenses. The issuance of certificates for shares of the Common Stock on conversion of this Note shall be made without charge to the Holder hereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificates, provided, that, the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holder of this Note so converted and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid. The Company shall pay all Transfer Agent fees required for same-day processing of any Conversion Notice.

vi.            Failure to Deliver Certificates. If, in the case of any Conversion Notice, such certificate or certificates are not delivered to or as directed by the applicable Holder by the Share Delivery Deadline, the Holder shall be entitled to elect by written notice to the Company at any time on or before its receipt of such certificate or certificates, to rescind such Conversion, in which event the Company shall promptly return to the Holder any original Note delivered to the Company and the Holder shall promptly return to the Company the Common Stock certificates issued to the Holder pursuant to the rescinded Conversion Notice.

vii.           Obligation Absolute. The Company’s obligations to issue and deliver the Conversion Shares upon conversion of this Note in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, the existence of any Default or Event of Default, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other person of any obligation to the Company or any violation or alleged violation of Regulations by the Holder or any other person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with the issuance of such Conversion Shares; provided, that such delivery shall not operate as a waiver by the Company of any such action the Company may have against the Holder. In the event the Holder of this Note shall elect to convert any or all of the outstanding principal or interest amount hereof, the Company may not refuse conversion based on any claim that the Holder or anyone associated or affiliated with the Holder has been engaged in any violation of Regulation, Contractual Obligation or for any other reason, unless an injunction from a court, on notice to Holder, restraining and or enjoining conversion of all or part of this Note shall have been sought. If the injunction is not granted, the Company shall promptly comply with all conversion obligations herein. If the injunction is obtained, the Company must post a surety bond for the benefit of the Holder in the amount of one hundred fifty percent (150%) of the outstanding principal amount of this Note, which is subject to the injunction, which bond shall remain in effect until the completion of arbitration/litigation of the underlying dispute and the proceeds of which shall be payable to the Holder to the extent it obtains judgment. In the absence of seeking such injunction, the Company shall issue Conversion Shares (or, where applicable and required hereunder, cash), upon a properly noticed conversion.

viii.          Compensation For Late Delivery. If the Company fails for any reason to deliver to the Holder such certificate or certificates pursuant to Section 2(c)(ii) by the Share Delivery Deadline, the Company shall pay to the Holder, in cash, as partial damages and not as a penalty, a late delivery fee (each a “Late Delivery Fee”) in an amount equal to $1,000 per trading day for each trading day after such Share Delivery Deadline until such certificates are delivered or Holder rescinds such conversion. Nothing herein shall limit the Holder’s right to pursue, in addition to and not in substitution for, actual damages or declare an Event of Default for the Company’s failure to deliver Conversion Shares within the period specified herein; and the Holder shall have the right to pursue all additional remedies available to it hereunder, at law or in equity including a decree of specific performance and/or injunctive relief. The exercise of any such rights shall not prohibit the Holder from seeking to enforce damages pursuant to any other Section hereof or under applicable Regulation.

ix.             Buy-In, Rescission or Late Delivery. In addition to any other rights available to the Holder, if the Company fails for any reason to deliver to the Holder a number of shares of Common Stock (or a certificate thereof) by the deadline set forth in, and while strictly complying with, the terms of this Note and the other Transaction Documents, the Holder may choose, in its sole discretion, on or after such deadline, in addition to any other available remedy, to do any of the following (or any combination thereof), each of which will, if applicable, void any related Conversion Notice to the extent thereof: (A) cancel such conversion and retain the unconverted Obligations, (B) purchase, whether in an open market transaction or otherwise, whether directly or through a broker or other agent (a “Buy-In”), a number of shares of Common Stock not to exceed the number of shares subject to such delivery failure, and, within three (3) business days after receipt of such Holder’s request therefor and in such Holder’s discretion, the Company shall repay the Obligations that would, in the absence of such failure to deliver such shares of Common Stock, have been repaid by paying to the Holder in cash an amount equal to the Holder’s total gross purchase price (including brokerage commissions, fees and other costs, fees and expenses, if any) for such shares of Common Stock so purchased; (C) accept from the Company late delivery of shares of Common Stock after such deadline (provided, that such acceptance shall not waive any right of the Holder, to damages or otherwise, caused by such delay); or (D) require that the Company repay in cash all or some of the Obligations that would have been repaid in the absence of such failure to deliver such shares of Common Stock, in an amount equal to (x) the number of shares of Common Stock that would have been delivered to the Holder in the absence of such failure times (y) a price per share equal to the Closing Sale Price of Common Stock on such deadline (or if such deadline is not a trading day, the trading day immediately preceding such day); provided, that, in each case, the voiding of such Conversion Notice shall not affect the Company’s obligations to make any payments which have accrued prior to the date of such notice pursuant to the terms of this Note or the other Transaction Documents. Nothing herein shall limit the Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including a decree of specific performance or injunctive relief with respect to the Company’s failure to timely deliver certificates representing shares of Common Stock on such deadline as required pursuant to the terms of this Note and the other Transaction Documents.

x.              No Limitation on Damages. More generally, nothing in this Section 2, including the availability of the option to convert the Note, shall limit the Holder’s right to pursue actual damages or declare an Event of Default pursuant to Section 5 and the Holder shall have the right to pursue all remedies available to it hereunder, at law or in equity including a decree of specific performance and/or injunctive relief. The exercise of any rights under this Section 2 shall not prohibit the Holder from seeking to enforce damages pursuant to any other Section hereof or under applicable Regulation.

d)             Beneficial Ownership Limitation. Anything else in the Transaction Documents notwithstanding, the Company shall not at any time effect any conversion of principal or interest of this Note, and the Holder shall not have the right to convert at any time any principal or interest of this Note, to the extent, and only to the extent, that after giving effect to the conversion set forth on the applicable Conversion Notice, the Holder, together with the Holder’s Affiliates and any persons acting as a group together with the Holder or any of the Holder’s Affiliates (collectively, the “Attribution Parties”), would beneficially own Common Stock in excess of 9.99% of the number of shares of the Common Stock outstanding (as the same may be increased on decreased in accordance with this Section 2(d), the “Beneficial Ownership Limitation”); provided, that the Holder may, with prior notice to the Company, decrease such percentage and, if such percentage was previously decreased, the Holder may, upon not less than sixty-one (61) days’ prior notice to the Company and effective at the end of such 61-day period, increase such percentage up to, and in any case not exceeding, 9.99%. When calculating the Beneficial Ownership Limitation, the number of shares of Common Stock beneficially owned by the Holder and its Attribution Parties shall include the number of Conversion Shares issuable upon conversion of this Note with respect to which such determination is being made, but shall exclude the number of shares of Common Stock issuable upon (i) conversion of the remaining, unconverted principal amount of this Note beneficially owned by the Holder or any of its Attribution Parties and (ii) exercise or conversion of the unexercised or unconverted portion of any other Securities of the Company subject to a limitation on conversion or exercise analogous to the limitation contained herein (including any other Purchased Securities and any other warrants and other convertible or exchangeable and similar Securities) and beneficially owned by the Holder or any of its Attribution Parties. No prior determination pursuant to this Section 2(d) shall have any effect on the applicability of the provisions of this Section 2(d) with respect to any subsequent determination. Except as set forth above, for purposes of this Section 2(d), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. To the extent that the limitation contained in this Section 2(d) applies, the determination of whether this Note is convertible (in relation to other Securities owned by the Holder together with any Attribution Parties) and of which principal amount of this Note is convertible shall be in the sole discretion of the Holder. For purposes of this Section 2(d), in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as stated in the most recent of the following: (i) the Company’s most recent periodic or annual report filed with the SEC, as the case may be, (ii) a more recent public announcement by the Company, or (iii) a more recent written notice by the Company or the Company’s transfer agent setting forth the number of shares of Common Stock outstanding. Upon the written or oral request of the Holder, the Company shall promptly (and in any event within one (1) trading day) confirm in writing to the Holder the number of shares of Common Stock then outstanding. Irrespective of such reliance, the Holder shall in its calculation give effect to the conversion or exercise of Securities of the Company, including this Note, by the Holder or its Attribution Parties since the date as of which such number of outstanding shares of Common Stock was reported. The provisions of this Section 2(d) shall not be strictly interpreted in accordance with its terms as maybe necessary to correct any portion of this Section 2(d) that may be defective or inconsistent with the intended beneficial ownership limitations contained herein as they relate to applicable Regulations of the SEC or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this Section 2(d) shall apply to a successor Holder of this Note.

SECTION 3.          REGISTRATION OF TRANSFERS AND EXCHANGES

a)             Different Denominations. This Note is exchangeable for new notes of different denominations having, in the aggregate, the same principal amount and otherwise the same terms, as may be requested by the Holder surrendering the same. No service charge or other amount will be payable for such registration of transfer or exchange.

b)             Investment Representations. This Note has been issued subject to certain investment representations of the original Holder and may be transferred or exchanged only in compliance with applicable federal and state securities Regulations.

c)             Reliance on Note Register. The Company shall maintain in its records a list of the Holders and of registration and transfers of the Note (the “Note Register”). The initial Holder is listed herein. Any Holder may later notify in writing the Company of an assignment or transfer and the Company shall notify such transfer in the Note Register. Failure by the Company to duly notify such transfer in the Note Register shall not affect the validity of such assignment or transfer. Nevertheless, if the Company has not received notice of any transfer of this Note, the Company and any agent of the Company may treat the person in whose name this Note is duly registered as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Note is overdue. Upon request by the Holder, the Company shall immediately execute and deliver to such Holder replacement Note or Notes, which may involve executing multiple Notes with split amounts to reflect partial assignments. Promptly upon receipt of such replacement Note or Notes, such Holder shall deliver the original Note back to the Company or, if the original Note is lost or stolen, provide an affidavit to the Company to that effect.

SECTION 4.          RESTRICTED PAYMENTS/EVENTS REQUIRING ADJUSTMENTS

a)             Restricted Payments. While this Note is outstanding, the Company shall not declare or make any Restricted Payment (or rights to receive Restricted Payments). In the event that the Note is repaid at the time of such Restricted Payment, the Holder shall not be entitled to participate in such Restricted Payment. If the Holder and the Company mutually agree, and the Note is not repaid at the time of such Restricted Payment, then the Holder shall be entitled to participate in such Restricted Payment to the same extent that the Holder would have participated therein if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Note (without regard to any limitations on exercise hereof, including the Beneficial Ownership Limitation) immediately before the date of which a record is taken for such Restricted Payment, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the participation in such Restricted Payment (provided, that to the extent that the Holder's right to participate in any such Restricted Payment would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Restricted Payment to such extent (or in the beneficial ownership of any shares of Common Stock as a result of such Restricted Payment to such extent) and the portion of such Restricted Payment shall be held in abeyance for the benefit of the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation).

b)             Stock Dividends and Stock Splits. If the Company, at any time while any Obligation is outstanding: (i) pays a stock dividend or otherwise makes a Restricted Payment payable in shares of Common Stock on shares of Common Stock or any Stock Equivalents (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company upon conversion of, or payment of interest on, this Note), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of a reverse stock split) outstanding shares of Common Stock into a smaller number of shares or (iv) issues, in the event of a reclassification of shares of the Common Stock, any shares of capital stock of the Company, then the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding any shares held by the Company or any of its Subsidiaries) outstanding immediately after such event, and of which the denominator shall be the number of shares of Common Stock outstanding immediately before such event. Any adjustment made pursuant to this Section 4(b) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

c)             Change in Other Common Stock Equivalents. If prior to the Listing Event the purchase or exercise price provided for in any Common Stock Equivalents, the additional consideration, if any, payable pursuant to any Common Stock Equivalents with respect to shares of Common Stock, or the rate at which Common Stock may be acquired pursuant to any Common Stock Equivalents changes at any time (other than any change to this Note or any other Purchased Securities), the Conversion Price and the Amortization Floor Price in effect at the time of such increase or decrease shall be adjusted to account proportionately, for such change. For purposes of this Section 4(c), if the terms of any Common Stock Equivalents are changed in the manner described in the immediately preceding sentence, then such Common Stock Equivalents and the shares of Common Stock deemed issuable thereunder shall be deemed to have been issued as of the date of such change. No adjustment pursuant to this Section 4(c) shall be made to the Conversion Price or the Amortization Floor Price if such adjustment would result in an increase to the Conversion Price or, as the case may be, the Amortization Floor Price then in effect.

d)             Dilutive Issuances. If prior to the Listing Event, any Company Party or any Subsidiary thereof, at any time while any Obligation is outstanding or the Holder has not yet received any Conversion Shares in connection with a conversion or is otherwise entitled to receive and has not yet received Common Stock under any Transaction Document, shall conduct a Subsequent Offering of Common Stock or otherwise offer, issue, Sell or offer or Sell any option to purchase, or sell or any right to reprice, any shares of Common Stock or any Common Stock Equivalents (or announce any such offer, Sale or issue), in each case other than as part of an Exempt Issuance, at an effective price per share that, after giving effect to any other adjustment provided in this Note, is less than the Conversion Price or the Amortization Floor Price then in effect (such lower price, the “Base Share Price” and such issuances collectively, a “Dilutive Issuance”) then, simultaneously with the consummation of each Dilutive Issuance the Conversion Price (or, as the case may be, the Amortization Floor Price) shall be reduced (and only reduced) to equal the lower of (i) the Base Share Price and (ii) the lowest VWAP of the Common Stock in the five (5) days immediately following such Dilutive Issuance. Such adjustment shall be made whenever such shares of Common Stock or Stock Equivalents are issued. For the avoidance of doubt, it is understood and agreed that (i) if a holder of the shares of Common Stock or Stock Equivalents so issued shall, at any time after the issuance, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights per share which are issued in connection with such issuance, be entitled to receive shares of Common Stock at an effective price per share that is less than the Conversion Price or the Amortization Floor Price, such issuance shall be deemed to have occurred for less than the Conversion Price or the Amortization Floor Price on such date of the Dilutive Issuance at such effective price. Such adjustment shall be made whenever such shares of Common Stock or Stock Equivalents are issued and (ii) if such transaction shall be a Variable Rate Transaction, it shall be deemed to have been entered into at the lowest possible conversion or exercise price therefor. The Company shall notify the Holder, in writing, no later than the trading day following the public disclosure of the issuance or deemed issuance of any shares of Common Stock or Stock Equivalents subject to this Section 4(d), indicating therein the applicable issuance price, or applicable reset price, exchange price, conversion price and other pricing terms (such notice, the “Dilutive Issuance Notice”). For purposes of clarification, whether or not the Company provides a Dilutive Issuance Notice pursuant to this Section 4(d), upon the occurrence of any Dilutive Issuance, the Holder is entitled to receive a number of Conversion Shares based upon the Base Share Price regardless of whether the Holder accurately refers to the Base Share Price in the Conversion Notice.

e)             Fundamental Transactions. Upon the occurrence of any Fundamental Transaction, the Holder, upon any subsequent conversion of this Note, shall have the right to receive, for each Conversion Share that would have been issuable upon such conversion immediately prior to the occurrence of such Fundamental Transaction (without regard to any limitation in Section 2(d) or Section 2(e) on the conversion of this Note), any consideration receivable as a result of such Fundamental Transaction by a holder of the number of shares of Common Stock for which this Note is convertible (or holder of any equity Securities of any Company Party) immediately prior to such Fundamental Transaction (without regard to any limitation in Section 2(d) or Section 2(e) on the conversion of this Note) (the “Alternate Consideration”), including shares of Common Stock of any successor or acquiring corporation or of the Company, in the case of a merger where it is the surviving entity. To the extent such Alternate Consideration includes Securities, the Holder shall have the option to either treat the Note as converted on the date of consummation of such Fundamental Transaction and obtain such Securities outright or adjust the Conversion Shares to include such additional Securities. For purposes of any such conversion, the determination of the Conversion Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company Parties shall apportion the Conversion Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. In a Fundamental Transaction where holders of Common Stock (or, as the case may be, Securities of any Company Party) are given any choice as to the Alternate Consideration to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any conversion of this Note following such Fundamental Transaction. The Company shall cause any acquiring, successor, surviving or replacement entities in any Fundamental Transaction (the “Successor Entity”) to become a Company Party effective immediately upon the consummation of such Fundamental Transaction and shall become a party to all Transaction Documents in the same capacity and to the same extent as the Company Party involved in such Fundamental Transaction and, if such Fundamental Transaction involves the Company, from and after the date of such Fundamental Transaction, the provisions of this Note and the other Transaction Documents referring to the “Company” shall, without any further action, refer instead to the Successor Entity or to both Companies, as appropriate. In the case of a Fundamental Transaction resulting in the Company no longer being in existence, the Successor Entity shall succeed to all obligations of the Company and may exercise every right and power of the Company and shall assume all of the Obligations of the Company with the same effect as if such Successor Entity had been named as the Company herein. The parties hereto shall (either (x) if the Holder consents to receive, or to the extent possible without the Holder receiving, material non-public information, prior to the closing of such Fundamental Transaction or (y) otherwise, within thirty (30) calendar days after such closing) amend all Transaction Documents (or execute new Transaction Documents, including replacement Notes and an assumption of the Company’s Obligations) to reflect such change; provided that the failure to amend or execute any such Transaction Document shall not render this clause (e) ineffective. For the avoidance of doubt, this clause (e) is not intended to permit any Fundamental Transaction. If the Holder consents to receive material non-public information or, if and to the extent possible, without the Holder receiving material non-public information, the Company shall ensure that the Holder approves all drafts of such amendments and new Transaction Documents prior to the consummation of, and as a condition to the consummation of, such Fundamental Transaction. Without limitation, if the Fundamental Transaction involves the Company, the definition of Conversion Shares and Conversion Price hereunder shall be adjusted to include Securities of the Successor Entity and to ensure the new Notes of the Holder convert into Securities so as to protect the economic value of this Note, taking into account the relative values of the existing and replacement Conversion Shares, and give the Holder upon conversion of this Note the Conversion Shares equivalent to the Conversion Shares it would have received upon conversion of this Note prior to such Fundamental Transaction at an equivalent Conversion Price.

f)             Calculations. All calculations under this Section 4 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 4, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding any treasury shares of the Company) issued and outstanding.

g)	Notices to the Holder.

i.              Adjustments to Conversion Price and Amortization Floor Price. Whenever the Conversion Price or the Amortization Floor Price is adjusted pursuant to any provision of this Section 4, the Company shall ensure that the event requiring such adjustment is publicly disclosed within the time required by applicable SEC Regulations (and, if no such Regulation applies, before the trading day next following such event) and, not later than one (1) trading day following such public disclosure, the Company shall deliver to each Holder a notice setting forth the Conversion Price (or, as the case may be, the Amortization Floor Price) after such adjustment and setting forth a statement of all of the facts requiring such adjustment and the calculation thereof. Notwithstanding anything in this Section 4 to the contrary, no adjustment pursuant to this Section 4 shall increase the Conversion Price or the Amortization Floor Price other than proportional increases upon the occurrence of a reverse stock split in accordance with Section 4(a). For the avoidance of doubt, the Holder will be entitled to each such adjustment on the terms set forth in this Note whether or not the Company provides such notice, and the calculation set forth in such notice shall not be binding on the Holder.

ii.             Notice to Allow Conversion by Holder. If (A) the Company shall declare a dividend (or any other distribution or other Restricted Payment in whatever form) on the Common Stock, (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (C) the Company shall authorize the granting to all holders of the Common Stock of rights or warrants to subscribe for or purchase any shares of Capital Stock of any class or of any rights, (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the Common Stock is converted into other Securities, cash or property or (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be filed at each office or agency maintained for the purpose of conversion of this Note, and shall cause to be delivered to the Holder at its last address as it shall appear upon the Note Register, after the public disclosure thereof but in any event at least twenty (20) calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distribution, Restricted Payment, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for Securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided, that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice. The Holder shall remain entitled to convert this Note during the 20-day period commencing on the date of such notice through the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.

SECTION 5.          EVENTS OF DEFAULT

a)             “Event of Default” means, wherever used herein, any of the following events (whatever the reason for such event and whether such event shall be voluntary or involuntary or effected by Regulation or pursuant to any judgment, decree or order of any court, or any order, rule or Regulation of any Governmental Authority):

i.              any default in the payment of (A) the principal amount of this Note when due or (B) any interest, fees, liquidated damages or any other Obligation owing to the Holder or any other Purchaser Party under any Transaction Document, within five (5) business days after such principal, interest, fee, liquidated damage or other Obligation shall become due and payable, whether on the Maturity Date or otherwise;

ii.             any Company Party shall fail for any reason to comply with Section 1.2 (Deliveries), Article III (Negative Covenants), Section 4.4 (Disclosures) or Section 4.6 (Transfer Restrictions) of the Purchase Agreement or Section 1(b), Section 1(f) or Section 2(c) (including Section 2(c)(iii)) of this Note or any other Section of this Note or any Transaction Document that provides for an action after a notice period or that provides a specific period of time for the Company Parties to comply with;

iii.            any representation or warranty made by any Company Party in this Note, any other Transaction Document, any other Contractual Obligation with, or any other report, financial statement, document, written statement or certificate made or delivered to, the Holder or any other Holder Party shall be untrue or incorrect in any material respect as of the date when made or deemed made;

iv.            any Company Party shall provide at any time notice to the Holder, including by way of public announcement, of such Company Party’s intention to not honor any provision of this Note or any other Transaction Document (including requests for conversions of this Note in accordance with the terms hereof);

v.             any Company Party shall fail to observe or perform any other covenant, provision, or agreement contained in this Note or any other Transaction Document which failure is not cured, if possible to cure, within the earlier to occur of (A) five (5) trading days after notice of such failure sent by the Holder or by any other Holder Party to the Company and (B) ten (10) trading days after any Company Party has become or should have become aware of such failure;

vi.            (A) a breach, default or event of default (without regard for any cure period therefor provided therein) shall have occurred under any Indebtedness of any Company Party or any Subsidiary of any Company Party having (individually or in the aggregate for all such Indebtedness) an aggregate maximum principal amount or commitment greater than One Hundred and Fifty Thousand dollars ($250,000), or (B) any such Indebtedness shall become or be declared due and payable prior to the date on which it would otherwise become due and payable;

vii.           a breach, default or event of default (without regard to any grace or cure period provided in the applicable agreement, document or instrument or any subsequent waiver or other modification thereto) shall have occurred under any other Contractual Obligation to which any Company Party or any Subsidiary of any Company Party is obligated that, if determined adversely to any Company Party or any Subsidiary of any Company Party, could reasonably be expected to result in any injunction affecting any Company Party or any Subsidiary of any Company Party or any Loss to the Company Parties and their Subsidiaries in excess of Two Hundred and Fifty Thousand dollars ($250,000);

viii.          any monetary judgment, writ or similar final process shall be entered or filed against any Company Party, any Subsidiary of any Company Party or any of their assets for an injunction or for monetary damages of more than Two Hundred and Fifty Thousand dollars ($250,000), and such judgment, writ or similar final process shall remain unvacated, unbonded or unstayed for a period of forty-five (45) calendar days;

ix.             the occurrence of any levy upon or seizure or attachment of, or any uninsured loss of or damage to, any asset of any Company Party or any Subsidiary of any Company Party having an aggregate fair value or repair cost (as the case may be) in excess of Two Hundred and Fifty Thousand dollars ($250,000) individually or in the aggregate, and any such levy, seizure or attachment shall not be set aside, bonded or discharged within thirty (30) days after the date thereof;

x.              (A) any Company Party or any Subsidiary (as such term is defined in Rule 1-02(w) of Regulation S-X) of any Company Party shall commence a case or other Proceeding under any bankruptcy, reorganization, conservatorship, arrangement, adjustment of debt, relief of debtors, assignment for the benefit of creditors, moratorium, dissolution, insolvency, winding up, reorganization, arrangement, adjustment, protection, relief or composition of debts or liquidation or similar Regulation of any jurisdiction relating to the Company or any such Subsidiary or any Proceeding seeking the entry of an order for relief or the appointment of a custodian, receiver, receiver and manager, trustee, liquidator or other similar official for it or for any of its assets, (B) any such case or other Proceeding shall be commenced against any Company Party or any such Subsidiary by any other person and such case or other Proceeding is not dismissed within forty-five (45) days after commencement, (C) any Company Party or any such Subsidiary shall be adjudicated insolvent or bankrupt or any order of relief or other order approving any such case or other Proceeding is entered, (D) any Company Party or any such Subsidiary shall generally not pay its debts as such debts become due, shall admit in writing its inability to pay its debts as they mature or shall make a general assignment for the benefit of creditors, (E) any Company Party or any such Subsidiary thereof shall call a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts or (F) any Company Party or any such Subsidiary, by any act or failure to act, shall expressly indicate its consent to, approval of or acquiescence in any of the foregoing or takes any corporate or other action (including convening a meeting of the board) to authorize or otherwise for the purpose of effecting any of the foregoing;

xi.	the occurrence of any Change of Control;

“Change of Control” means the occurrence of any of the following: (1) any person or group of persons (within the meaning of the Exchange Act) shall have acquired legal or beneficial ownership (within the meaning of Rule 13d-3 of the SEC under the Exchange Act) of (x) 50% prior to any initial public offering of the Common Stock and (y) 20% thereafter or more of the issued and outstanding Voting Stock of any Company Party (whether on an as converted, fully diluted basis or without taking into account any potential conversion or dilution of Stock Equivalents), other than by acquiring such Common Stock directly in an offering made to the general public, (2) during any period of twelve consecutive calendar months, individuals who, at the beginning of such period, constituted the board of directors of the Company (together with any new directors whose election by the board of directors of the Company or whose nomination for election by the stockholders of the Company was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose elections or nomination for election was previously so approved) cease for any reason other than death or disability to constitute a majority of the directors then in office or (3) the Company shall cease to own and control all of the economic and voting rights associated with all of the outstanding Capital Stock of the other Company Parties.

xii.            (A) the Common Stock shall become “penny stock” as defined in Regulations for purposes of 3(a)(51) of the Exchange Act, (B) there shall be no Trading Market for the Common Stock and the Common Stock shall not be eligible for listing or quotation for trading thereon and shall not be eligible to resume listing or quotation for trading thereon within five (5) trading days or (C) the transfer of shares of Common Stock through the DTC system shall become no longer available or shall be “chilled”;

xiii.           the Company shall not meet the current public information requirements under Rule 144, and such failure is not cured, if it is possible to cure it, within two (2) trading days after the expiration of the applicable grace period permitted under Rule 12b-25 of the Exchange Act; or

xiv.          the Company shall fail to deliver Common Stock by the Share Delivery Deadline upon conversion of any portion of this Note.

The clauses in the definition of “Event of Default” above operate independently, so that any action or event that falls within any such clause shall constitute an Event of Default regardless of, whether because of a grace period or threshold or otherwise, it falls outside the language of any other clause.

“Default” means any event which, with the passing of time or the giving of notice or both, would become an Event of Default.

b)            Remedies Upon Event of Default. If any Event of Default occurs, then the outstanding principal amount of this Note and all other Obligations shall become, at the Holder’s election in its sole discretion, in whole or in part (or, in the case of an Event of Default described in Section 5(a)(x)(A) through (C), in whole, automatically and without the need for any notice, demand or any other action by the Holder all of which are hereby waived), immediately due and payable, in cash (while remaining subject to the Holder’s conversion option). In connection with such acceleration described herein, the Holder need not provide, and the Company hereby waives, any presentment, demand, protest or other notice of any kind (other than the Holder’s election to declare such acceleration), and the Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable Regulations. Such acceleration may be rescinded and annulled by Holder at any time prior to payment hereunder and the Holder shall have all rights as a holder of the Note until such time, if any, as the Holder receives full payment pursuant to this Section 5(b). No such rescission or annulment shall affect any subsequent Default or Event of Default or impair any right consequent thereon.

“Obligations” means all amounts, indebtedness, obligations, liabilities, covenants and duties of every type and description owing by any Company Party from time to time to the Holder or any other Purchaser Party under this Note or any other Transaction Document, whether direct or indirect, joint or several, absolute or contingent, due or to become due, liquidated or unliquidated, secured or unsecured, now existing or hereafter arising and however acquired (regardless of whether acquired by assignment), whether or not evidenced by any note or other instrument or for the payment of money, including, without duplication, (i) the principal amount of the Note owing by the Company or any other Company Party (including any Mandatory Prepayment Amount, any Optional Prepayment Amount and any Minimum Interest Amount owing hereunder), (ii) all other amounts, fees (including all Late Fees and Late Delivery Fees), interest (including the Minimum Interest Amount and interest accruing at the Default Rate), liquidated damages, commissions, charges, costs, expenses, attorneys’ fees and disbursements, indemnities (including Losses and other amounts for which any Company Party is required to indemnify the Holder, or any other Purchaser Party under the Purchase Agreement), reimbursement of amounts paid and other sums chargeable to any Company Party under any Transaction Document or otherwise arising under any Transaction Document and (iii) all interest on any item otherwise qualifying as “Obligation” hereunder, whether or not accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or similar proceeding, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding.

SECTION 6.            MISCELLANEOUS

a)             Notices. Any and all notices or other communications or deliveries to be provided hereunder, including any Conversion Notice, shall be in writing and delivered as set forth in Section 5.4 (Notices) of the Purchase Agreement. All notices and other communications delivered hereunder shall be effective as provided in the Purchase Agreement.

b)             Absolute Obligation. Except as expressly provided herein, no provision of this Note shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, liquidated damages and accrued interest, as applicable, on this Note, without set off or counterclaim, at the time, place, and rate, and in the coin or currency, herein prescribed. This Note is a direct debt obligation of the Company. This Note ranks at least pari passu with all Indebtedness and other obligations of the Company, and is not subordinated to any such Indebtedness or other obligation.

c)             Lost or Mutilated Note. If this Note shall be mutilated, lost, stolen or destroyed, the Company shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Note, or in lieu of or in substitution for a lost, stolen or destroyed Note, a new Note for the principal amount of this Note so mutilated, lost, stolen or destroyed, but only upon receipt of evidence of such loss, theft or destruction of such Note, and of the ownership hereof, reasonably satisfactory to the Company.

d)	Dispute Resolution.

i.              In the case of a dispute between the Company Parties and the Holder relating to or in connection with - or, when an agreement between any Company Party and the Holder is required hereunder, an inability to agree on - a Conversion Price, an Amortization Floor Price, a Closing Bid Price, a Closing Sale Price, a VWAP or a fair market value (as the case may be) (including a dispute relating to the determination of any of the foregoing), the Company or the Holder (as the case may be) shall submit the dispute to the other party, by notice delivered as provided in Section 6(a), (A) if by the Company, within two (2) trading days after the occurrence of the circumstances giving rise to such dispute or (B) if by the Holder, at any time after the Holder learned of the circumstances giving rise to such dispute. If the Holder and the Company are unable to promptly resolve such dispute on or prior to the second (2nd) trading day following such initial notice of such dispute, then, at any time thereafter, the Holder may, at its sole option, select an independent, reputable investment bank to resolve such dispute.

ii.             The Holder and the Company shall each deliver to such investment bank (A) a copy of the initial dispute submission so delivered in accordance with clause (d) and (B) written documentation (together with such copy of such submission, the “Required Dispute Documentation”) supporting its position with respect to such dispute, in each case, no later than 5:00 p.m. (New York time) by the fifth (5th) trading day immediately following the date on which such investment bank is selected hereunder (the “Dispute Submission Deadline”). If either party fails to deliver all of the Required Dispute Documentation by the Dispute Submission Deadline, then such party shall no longer be entitled to (and hereby waives its right to) deliver or submit any document or other supporting evidence to such investment bank with respect to such dispute and such investment bank shall resolve such dispute based solely on the Required Dispute Documentation that was delivered to such investment bank prior to the Dispute Submission Deadline. Unless otherwise agreed to in writing by both the Company and the Holder or otherwise requested by such investment bank, neither the Company nor the Holder shall be entitled to deliver or submit any written documentation or other support to such investment bank in connection with such dispute other than the Required Dispute Documentation.

iii.            The Company and the Holder shall ensure that such investment bank determines the resolution of such dispute and notifies the Company and the Holder of such resolution no later than ten (10) trading days immediately following the Dispute Submission Deadline. The costs, fees and expenses of such investment bank shall be borne solely by the Company, and such investment bank’s resolution of such dispute shall be final and binding upon all parties absent manifest error.

iv.            The Company Parties expressly acknowledge and agree that (A) this clause (d) constitutes an agreement to arbitrate between the Company Parties and the Holder (and constitutes an arbitration agreement) and that the Holder is authorized to apply for an order to compel arbitration in order to compel compliance with this clause (d), (B) the terms of this Note and each other applicable Transaction Document shall serve as the basis for the selected investment bank’s resolution of any dispute resolved under this clause (d), such investment bank shall be entitled (and is hereby expressly authorized) to make all findings, determinations and the like that such investment bank determines are required to be made by such investment bank in connection with its resolution of such dispute and in resolving such dispute such investment bank shall apply such findings, determinations and the like to the terms of this Note and any other applicable Transaction Documents, (C) as described in Section 6(e) (Governing Law; Courts), the Holder (and only the Holder), in its sole discretion, shall have the right to submit any dispute described in this clause (d) to any state or federal court and other Governmental Authorities in lieu of utilizing the procedures set forth in this clause (d) and (D) nothing in this clause (d) shall limit the Holder from obtaining any injunctive relief or other equitable remedies (including with respect to any matters described in this clause (d)).

e)             Governing Law; Courts. As provided in Section 5.6 (Governing Law; Courts) of the Purchase Agreement, this Note, and all claims, disputes, Proceedings (other than as set forth in clause (d) above) and matters related hereto or arising hereunder or arising from or relating to the relationship among any of the parties hereto, are governed by, and shall be construed, interpreted and enforced exclusively in accordance with, the laws of the State of Delaware (without giving effect to the conflict of laws provisions thereof to the extent such principles or rules would require or permit the application of the laws of any jurisdiction other than those of the State of Delaware). Any such Proceeding shall be brought exclusively in the Delaware state courts sitting in Wilmington, DE or the federal courts of the United States of America for the District of Delaware sitting in Wilmington, DE; provided, that the Holder and the other Purchaser Parties may bring Proceedings in other jurisdictions to enforce this Note. The parties hereto have accepted such jurisdiction and waived venue and other objections and have agreed to the means for service of process in such Section 5.6.

f)              Characterizations. The Company covenants to the Holder that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof).

g)             Payments on Next Business Day. Whenever any payment Obligation shall be due on a day other than a business day, such payment shall be due instead on the next succeeding business day.

h)             Payment of Collection, Enforcement and Other Costs. In addition to, and not in substitution for and not to limit (but without duplication), any other right to reimbursement under this Note or any other Transaction Document, (i) this Note is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any Proceeding or the Holder otherwise takes action to collect amounts due under this Note or to enforce the provisions of this Note or (ii) there occurs any bankruptcy, reorganization, receivership of the Company or other Proceedings affecting Company creditors' rights and involving a claim under this Note, then the Company shall pay all out-of-pocket costs incurred by the Holder for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other Proceeding, including, but not limited to, attorneys' fees and disbursements.

i)              Security Interest. The Obligations of the Company Parties under this Note and the other Transaction Documents are secured by the Security Agreement, as well as other Transaction Documents.

j)              Use of Proceeds. All proceeds of the purchase of this Note and the other Purchased Securities shall be used as provided in the Purchase Agreement.

k)             Interpretation. This Note is a Transaction Document and as such is subject to various interpretative, amendment and third party beneficiary and other miscellaneous provisions set forth in the Purchase Agreement that expressly apply to Transaction Documents, located principally in Article V (Miscellaneous) thereof (including Section 4.4 (Disclosures) which, among other things, provides that the Holder shall not receive material non-public information, has no duty of confidentiality with respect to any Company Party and may rely on such provisions to trade this Note and restrict public disclosures of the name of the Holder, Section 5.15 (Interpretation) that provides, among other things, that payments due on a day that is not a business day may be made on the next business day), as well as, without limitation, set off provisions in Section 5.5 (Set Off) thereof whereby amounts owing hereunder may be set off against amounts owed by the Holder and certain related entities, indemnification and expense reimbursement provisions in Sections 4.8 (Indemnification of Each Purchaser Party) and 5.2 (Fees and Expenses) thereof that benefit the Holder, among others. In particular, without limitation, (i) none of the terms or provisions of this Note may be waived, amended, supplemented or otherwise modified except in accordance with Section 5.3(b) (Amendments) of the Purchase Agreement; provided, that this Note is subject to, and may also be amended as provided in, Section 4.2 (Most Favorable Terms (MFN)) of the Purchase Agreement and (ii) as described in Section 5.3(a) (Entire Agreement) of the Purchase Agreement, this Note and the other Transaction Documents contain and constitute the entire agreement of the parties with respect to the subject matter hereof. Any Holder also benefits from various provisions of the Purchase Agreement applicable to the “Purchaser” (whether by virtue of being the initial “Purchaser” or any successor in interest thereto) and agrees to be bound by the provisions of the Purchase Agreement applicable to it in such capacity. Finally, in addition to these provisions, unless otherwise expressly provided in any Transaction Document, “outstanding” when referring in any Transaction Document to the principal amount owing under this Note shall mean “outstanding and unconverted.”

l)              Beneficiaries; Successors and Assigns. As provided in Section 5.3(c) (Beneficiaries; Successors and Assigns) of the Purchase Agreement, this Note shall be binding upon the successors and assigns of the Company and shall inure solely to the benefit of the Holder, each other Purchaser Party, each Company Party, and each of their respective successors and, if permitted, assigns; provided, that no Company Party may assign any part of this Note, or any right, obligation, benefit, title or interest hereunder except as authorized in the Purchase Agreement.

m)            Counterparts. As provided in clauses (e) (Counterparts) and (f) (Electronic Signatures) of Section 5.3 of the Purchase Agreement, this Note may be executed in any number of counterparts, which may be signed and transmitted electronically.

n)             Severability. As provided in Section 5.7 (Severability) of the Purchase Agreement, any provision of this Note being held illegal, invalid or unenforceable in any jurisdiction shall not affect any part of such provision not held illegal, invalid or unenforceable, any other provision of this Note or any part of such provision in any other jurisdiction, so long as the economic or legal substance of the transaction contemplated hereby is not affected in any manner adverse to any party.

o)             Waiver of Jury Trial. As provided in Section 5.16 (Waiver of Jury Trial and Certain Other Rights), each party hereto has irrevocably and unconditionally waived, to the fullest extent permitted by applicable Regulations, trial by jury of any claim or cause of action or in any Proceeding, directly or indirectly with respect to, or directly or indirectly based upon or arising out of, under or in connection with this Note or any other Transaction Document or the transactions contemplated therein or related thereto (whether founded in contract, tort or any other theory). Each party hereto (A) certifies that no other party, no Purchaser Party and no Affiliate of any of them and no attorney, agent or other representative of any of the foregoing has represented, expressly or otherwise, that any person would not, in the event of litigation, seek to enforce the foregoing waiver and (B) acknowledges that it and the other parties hereto have been induced to enter into this Note by, among other things, the mutual waivers and certifications in this Section 6(o).

[Signature Pages Follow]

IN WITNESS WHEREOF, each of the undersigned has duly executed this Note as of the date first written above.

CONNECTM TECHNOLOGY SOLUTIONS, INC.

By:
Name:
Title:

Accepted and Agreed:

ASCENT PARTNERS FUND LLC

By:	/s/ Alon Brenner
Name:	Alon Brenner
Title:	Authorized signatory

IN WITNESS WHEREOF, each of the undersigned has duly executed this Note as of the date first written above.

CONNECTM TECHNOLOGY SOLUTIONS, INC.

By:	/s/ Bhaskar Panigrahi
Name:
Title:

Accepted and Agreed:

ASCENT PARTNERS FUND LLC

By:
Name:
Title:

ANNEX A

TO PROMISSORY NOTE

CONVERSION NOTICE

CONVERSION NOTICE

The undersigned hereby elects to convert principal under the Senior Secured Convertible Promissory Note (Two-B) (as the same may be amended or otherwise modified from time to time, the “Note”; capitalized terms used but not defined herein are used as defined in the Note, including if defined by reference to other agreements), due October [ ], 2027, and issued by ConnectM Technology Solutions, Inc, a Delaware corporation (together with its successors and, if permitted, assigns, the “Company”), into shares of common stock (the “Common Stock”), of the Company according to the conditions hereof, as of the date written below. If shares of Common Stock are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith. No fee will be charged to the Holder for any conversion, except for such transfer taxes, if any.

By the delivery of this Conversion Notice the undersigned represents and warrants to the Company that its ownership of the Common Stock does not exceed the amounts specified under Section 2 of the Note, as determined in accordance with Section 13(d) of the Exchange Act.

The undersigned agrees to comply with the prospectus delivery requirements under the applicable securities laws in connection with any transfer of the aforesaid shares of Common Stock.

Conversion calculations:

Date to Effect Conversion:

Principal Amount of Note to be Converted: Payment of Interest in Common Stock yes no

If yes, $ of Interest Accrued on Account of Conversion at Issue.

Number of shares of Common Stock to be issued:

This Conversion Notice is a Transaction Document and, as such is subject to various provisions of the Purchase Agreement applicable to Transaction Documents, including, among others, choice of law, forum, and waiver of jury trial.

By:
Name:
Title:

Delivery Instructions:

SCHEDULE 1

CONVERSION SCHEDULE

This Conversion Schedule is part of, and reflects conversions made under Section 2 of, the Senior Secured Convertible Promissory Note, due on ________ and issued by ____________, a ___________, in the original principal amount of $            .

Dated:

Date of Conversion (or for first entry, Original Issue Date)	Amount of Conversion	Aggregate Principal Amount Remaining Subsequent to Conversion (or original Principal Amount)	Company Attest

SCHEDULE 2

PAYMENT SCHEDULE

Month	Date	Principal	Interest	If in Stock	If in Cash	Remaining Principal
Current Month (Stub period)
1
2
3
4
5
6
7
8
9
10
11
12
13
14
15
16
17
18

$1,388,888.89 Senior Secured Convertible Promissory Note (2 B)

Month	Due Date	Beginning Principal (w/OID)	Accrued Interest	Capital Paydown	OID Paydown	Cash PMT Fee	Total PMT	Principal Pmt (w/ OID)	Ending Principal
Closing Date	10/13/2026	$1,388,888.89	-	-	-	-	-	-	$1,388,888.89
1	11/1/2026	$1,388,888.89	$11,574.07	$-	$-	$-	$11,574.07	$-	$1,388,888.89
2	12/1/2026	$1,388,888.89	$11,574.07	$-	$-	$-	$11,574.07	$-	$1,388,888.89
3	1/1/2027	$1,388,888.89	$11,574.07	$-	$-	$-	$11,574.07	$-	$1,388,888.89
4	2/1/2027	$1,388,888.89	$11,574.07	$-	$-	$-	$11,574.07	$-	$1,388,888.89
5	3/1/2027	$1,388,888.89	$11,574.07	$-	$-	$-	$11,574.07	$-	$1,388,888.89
5a	*	$1,388,888.89	$81,018.52	$1,250,000.00	$138,888.89	$-	$1,469,907.41	$1,388,888.89	$-

*90th day from lock-up as per note